UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 15, 2006

FIRSTPLUS Financial Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-27750	75-2561085
(Commission File Number)	(IRS Employer Identification No.)

5100 North O'Connor Blvd., 6th Floor

Irving, Texas

75039

(Address of Principal Executive Offices)	(Zip Code)

(214) 496-1266

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of

Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2006, the registrant’s board of directors appointed Daniel T. Phillips as President and Chief Executive Officer, James Roundtree as Chief Financial Officer and Jack (J.D.) Draper as Executive Vice President.

Daniel T. Phillips. Daniel T. Phillips has served as a Director since 1994. Mr. Phillips is co-founder of FIRSTPLUS Financial Group, Inc. From 1996 to 2003, Mr. Phillips served as Chairman and CEO of FIRSTPLUS, overseeing the operations of its subsidiaries, which combined had 6,000 employees producing, securitizing and servicing up to $7.7 billion dollars of loans. Currently, Mr. Phillips serves on the Board of Managers and is a Member and the CEO of Capital Lending Strategies, LLC, a position he has held since 2003. Mr. Phillips has also served as Chairman of the Board of Renaissance Acceptance Group, Inc. since 2001. From 1993 to 1996, Mr. Phillips served as President and CEO of RAC Financial Group, Inc., the parent of FIRSTPLUS Financial Inc., FIRSTPLUS Financial West, Inc., First Security Mortgage Corporation and State Financial Acceptance Corporation. He is also former President and CEO of LinCo Financial Corporation and served in the United States Marine Corps from 1967 to 1970. Mr. Phillips is responsible for the development of sophisticated risk scorecards for the high loan to value second mortgage business and in his career he has successfully securitized $9 billion of business rated by S&P, Moody’s and Fitch.

James Roundtree. From 1996 to 2001, Mr. Roundtree served in various financial positions within the registrant and its wholly owned subsidiary FirstPlus Financial, Inc., primarily as chief accounting officer and CFO. Currently, Mr. Roundtree serves on the Board of Managers and is a Member and the CFO of Capital Lending Strategies, LLC, a position he has held since 2003. Prior to working with Capital Lending Strategies, LLC, Mr. Roundtree was self employed as a consultant from 2001 until 2003. Mr. Roundtree worked in public accounting from 1984 through 1996, primarily with Ernst & Young, providing attestation services to financial institutions. Mr. Roundtree holds a Bachelor of Science in Accounting from the University of Texas at Dallas and a Juris Doctorate from William Howard Taft University.

Jack (J.D.) Draper. Mr. Draper served as President and Chief Executive Officer from October 2003 to November 2006. Mr. Draper is co-founder of FIRSTPLUS Financial, Inc. and has 25 years of progressive management experience in the mortgage, second mortgage and property improvement industries. Mr. Draper is recognized as a compliance specialist in state and federal lending laws. Mr. Draper is skilled in quality control plan development, fiscal planning and budget administration and has particular expertise in strategic planning, operations management and project management. Before being appointed President and CEO of the registrant in 2003, Mr. Draper held the following executive leadership positions with companies in the financial services industry:

•	President and CEO, LDI Financial Inc., 2002–2003
•	Senior Vice President, 19th Investment Corporation, 2000–2002
•	Chief Operating Officer, Heritage Organization/Capital Lending Strategies, LLC, 1999–2000
•	Senior Vice President, PSB Lending Corporation, 1999
•	President and CEO, LDI Financial Inc., 1996–1999
•	Liquidation Specialist, Federal Deposit Insurance Corporation, 1990–1992
•	Co-Founder-President, SFA: State Financial Acceptance Corp, 1989–1993

In connection with these appointments, the registrant’s board of directors set the compensation for these officers as follows:

	Monthly Salary	2006 Bonus

Daniel T. Phillips	$4,000	$40,000
James Roundtree	$4,000	$40,000
Jack (JD) Draper	$4,250	$20,000

The registrant’s executive offices are shared with the facilities leased by Capital Lending Strategies, LLC (“Capital Lending”), which incurs the cost and full responsibility of the lease. The value of this lease arrangement to the registrant amounted to $320 in 2004 and $400 in 2005. There is no formal agreement between the registrant and Capital Lending with respect to the lease arrangement. Daniel T. Phillips is the Chief Executive Officer and a Member of Capital Lending and James Roundtree is the Chief Financial Officer and a Member of Capital Lending. Both Mr. Phillips and Mr. Roundtree are on the Board of Managers for Capital Lending. The registrant is a Member of Capital Lending, but the registrant assigned its remaining ownership interests to the plaintiffs’ co-lead counsel in escrow on behalf of the authorized claimants under the settlement of the registrant’s consolidated class action lawsuit styled In re: FirstPlus Financial Group, Inc. Securities Litigation, Civil Action No. 3:98-CV-2551-M, a securities-related lawsuit settled in October 2003.

The registrant has outstanding loans to Capital Lending in an outstanding amount of approximately $90,192 as of September 30, 2006 based on a series of loan advances made to Capital Lending in 2002, 2003 and 2004 pursuant to a revolving promissory note. The note allows Capital Lending to borrow, repay and re-borrow in the maximum amount of $275,000. The outstanding amounts under the note accrue interest at rate per year equal to the prime rate as set forth in the Money Rates section of the Wall Street Journal plus one percent. Any advance under the note, together with accrued and unpaid interest in connection with the advance, matures on the second anniversary of the advance, and the note provides for remedies for nonpayment. The last advance was made in January 2004. Capital Lending has been making regular payments on the loans in varying amounts on a twice-monthly basis since January 2003 as requested by the registrant. The parties have informally permitted borrowings and repayments on terms at odds with the specific provisions of the note to provide flexibility in the payment arrangement and based on the capital needs of the registrant at the times of the repayments. Had the parties enforced this provision, as of December 31, 2005 approximately $117,786 would have been in default for nonpayment at maturity. However, since the note is a revolving note which provides Capital Lending the ability to borrow, repay and re-borrow funds under the note, the registrant has not insisted that Capital Lending re-borrow funds to re-pay amounts outstanding under the note that have matured, as permitted by the note, since the economic impact to the parties in that situation would have been similar to the current repayment practices of the parties.

In May 2004, the registrant reimbursed United Lending Partners an amount of $37,681.18 for payments United Lending Partners made on behalf of the registrant to the registrant’s stock transfer agent. In August 2004, the registrant made a loan of $100,000 to United Lending Partners. The original term of the note was for 60 days with an interest rate of 15 percent. The note was renewed twice and became due in February 2005. All of the outstanding principal amount and accrued interest from December 2004 remains due. The loan is currently in default. United Lending Partners is a subsidiary of Renaissance Acceptance Group, Inc. Daniel T. Phillips is a director and shareholder of Renaissance Acceptance Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2006	FIRSTPLUS FINANCIAL GROUP, INC.

By:	/s/ James Roundtree
James Roundtree
Chief Financial Officer